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                                      21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                      -17-

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                                  SUBSIDIARIES

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

SUBSIDIARY                                 FORM                   OWNER                    OWNERSHIP
----------                                 ----                   -----                    ---------
TVE, Inc. (Inactive)                       Corporation  The Sports Club Company, Inc.        100.00%

SCC Development Company                    Corporation  The Sports Club Company, Inc.        100.00%

The Sports Connection Holding Company      Corporation  The Sports Club Company, Inc.        100.00%

SCC California, Inc.                       Corporation  The Sports Club Company, Inc.        100.00%

Sports Club, Inc. of California            Corporation  The Sports Club Company, Inc.        100.00%

Pontius Realty, Inc.                       Corporation  The Sports Club Company, Inc.        100.00%

Irvine Sports Club, Inc.                   Corporation  The Sports Club Company, Inc.        100.00%

The SportsMed Company, Inc.                Corporation  The Sports Club Company, Inc.        100.00%

SCC Sports Club, Inc. (Inactive)           Corporation  The Sports Club Company, Inc.        100.00%

L.A./Irvine Sports Clubs, Ltd.             Partnership  Sports Club, Inc. of                  50.10%
                                                        California

Talla New York, Inc.                       Corporation  Sports Club, Inc. of                 100.00%
                                                        California

Reebok-Sports Club/NY                      Partnership  Talla New York, Inc.                  60.00%

El Segundo-TDC, Ltd.                       Partnership  The Spectrum Club Company, Inc.       17.19%
                                                        Pontius Realty, Inc.                   0.75%
                                                        Sports Club, Inc. of                   9.89%
                                                        California
                                                        The Sports Club Company, Inc.          9.89%

Sports Connection ES/MB                    Partnership  The Spectrum Club Company, Inc.       43.73%
                                                        El Segundo-TDC, Ltd.                   6.27%

SCC Nevada, Inc.                           Corporation  The Sports Club Company, Inc.        100.00%

SF Sports Club, Inc.                       Corporation  The Sports Club Company, Inc.        100.00%

Washington D.C. Sports Club, Inc.          Corporation  The Sports Club Company, Inc.        100.00%

HFA Services, Inc.                         Corporation  The SportsMed Company, Inc.          100.00%

Sepulveda Realty and Development Co. Inc.  Corporation  The Sports Club Company, Inc.        100.00%

SCC Realty Company                         Corporation  The Sports Club Company, Inc.        100.00%

NY Sports Club, Inc.                       Corporation  The Sports Club Company, Inc.        100.00%
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